                                 EXHIBIT 10.54

                        AGREEMENT OF SALE AND PURCHASE

                     BETWEEN WELLS REAL ESTATE, LLC - SC I

                                      AND

                     LIBERTY PROPERTY LIMITED PARTNERSHIP
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                        AGREEMENT OF SALE AND PURCHASE
                        ------------------------------

                 LIBERTY PROPERTY LIMITED PARTNERSHIP (SELLER)
                                       &
                          WELLS CAPITAL, INC. (BUYER)

PROPERTY:  111 SOUTHCHASE BOULEVARD, GREENVILLE, SOUTH CAROLINA

CONTENTS                                                        PAGE

1.   Agreement to Sell and Purchase.............................   1
2.   Purchase Price.............................................   1
3.   Settlement.................................................   2
4.   Condition of Title.........................................   2
5.   Representations and Warranties.............................   3
6.   Conditions of Buyer's Obligations..........................   4
7.   Possession.................................................   7
8.   Apportionments; Taxes......................................   7
9.   Condemnation...............................................   8
10.  Default by Buyer...........................................   8
11.  Default by Seller..........................................   9
12.  Risk of Loss...............................................   9
13.  Brokerage..................................................   9
14.  Operation of the Property Prior to Settlement..............   9
15.  Notice.....................................................  10
16.  Non-Disclosure.............................................  12
17.  "As Is" Sale and Release...................................  12
18.  Like Kind Exchanges........................................  13
20.  Miscellaneous..............................................  13

EXHIBITS:

"A" - LEGAL DESCRIPTION
"B" - SURVIVING AGREEMENTS
"C" - SCHEDULE OF LEASES
"D" - OUTSTANDING LEASE COMMISSIONS
"E" - FORM OF ESTOPPEL CERTIFICATE
"F" - NONFOREIGN PERSON CERTIFICATION
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                        AGREEMENT OF SALE AND PURCHASE
                        ------------------------------

     THIS AGREEMENT OF SALE AND PURCHASE is made this 16th day of April, 1999, between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, having an address at Suite 100, 65 Valley Stream Parkway, Great Valley Corporate Center, Malvern, PA 19355, ("Seller") and WELLS CAPITAL, INC. , a Georgia corporation, having an address at 3885 Holcomb Bridge Road, Norcross, Georgia 30042, ("Buyer"). This Agreement is to be effective as of the date this Agreement has been executed and delivered by the last party to sign, as evidenced by the dates next to the respective signatures of Seller and Buyer on the execution page(s) of this Agreement (the "Effective Date").

     In consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Agreement to Sell and Purchase.  Seller agrees to sell to Buyer,
          ------------------------------
and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement, that certain tract or piece of land known as 111 Southchase Boulevard, consisting of approximately eleven and ninety-four/100ths (11.94) acres, located in Greenville County, South Carolina, as more fully described by metes and bounds in the legal description attached hereto as Exhibit "A", together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of or abutting or adjoining such tract or piece of land and any easements and appurtenances pertaining thereto (the "Real Property") and all the buildings and other improvements situated thereon, including all fixtures, equipment, appliances and other personal property attached or appurtenant to, located in or on, or used in connection with the Real Property (the "Personal Property") [the Real Property and the Personal Property are jointly called the "Property"].

     2.   Purchase Price.
          --------------

          (a) The purchase price for the Property is Five Million Eighty-Five Thousand and no/100 Dollars ($5,085,000.00) (the "Purchase Price"), payable as follows:

               (i) Fifty Thousand and no/100 Dollars ($50,000.00) (the "Deposit") by wire transfer or check payable to Haynsworth, Marion, McKay & Guerard, L.L.P. ("Escrow Agent"), which Buyer shall deliver to Escrow Agent at the time of Buyer's execution of this Agreement. The Deposit shall be held, in an interest bearing, federally insured account, by Escrow Agent in accordance with this Agreement pending consummation of this transaction. At the completion of Settlement, the Deposit shall be paid to Seller on account of the Purchase Price. Any interest earned on the Deposit shall be paid to Buyer unless Seller shall be entitled to the Deposit by reason of a default by Buyer, in which case such interest shall be paid to Seller. Buyer's Federal Tax I.D. Number is 58-1565532; Seller's Federal Tax I.D. Number is 23-2766549.

               (ii) The balance of the Purchase Price shall be paid to Seller at Settlement (as defined below) in cash by wire transfer of immediately available federal funds.

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          (b)  If there is a dispute between Seller and Buyer regarding whether the Deposit shall be returned to Buyer or delivered to Seller, Escrow Agent shall have no obligation to either Seller or Buyer except to interplead the proceeds into an appropriate court of competent jurisdiction. Escrow Agent may act upon any instrument or other writing believed by Escrow Agent in good faith to be genuine and to be signed and presented by the proper person. Escrow Agent shall not be liable in connection with the performance by Escrow Agent of its duties hereunder, except for Escrow Agent's own fraudulent misconduct or gross negligence. Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve Escrow Agent in expense (except to interplead the Deposit as aforesaid) unless first indemnified to its reasonable satisfaction by Seller and Buyer.

     3.   Settlement.  Settlement shall be held on the date which is five (5)
          ----------
days after expiration of the Due Diligence Period (as defined below), or on such earlier date as Buyer and Seller may mutually agree, at the offices of Haynsworth, Marion, McKay & Guerard, L.L.P., 75 Beattie Place, #2 Insignia Financial Plaza, 11th Floor, Greenville, South Carolina 29601 at 10:00 a.m. ("Settlement").

     4.   Condition of Title.
          ------------------

          (a) Title to the Property shall be good and marketable and free and clear of all liens and encumbrances, excepting only matters appearing of public record on the Effective Date, subject to subparagraph 4 (b) below. Between the time period commencing on the Effective Date and ending on the earlier of Settlement or termination of this Agreement, Seller agrees that it will take no voluntary action to convey any interest in the Property to anyone other than Buyer. At the time of Settlement, Seller will cause the Property to be released or otherwise discharged from any lien securing the payment of a sum certain, provided that the lien was created by the action of Seller.

          (b) On or prior to the Effective Date, Buyer will order a title search to be performed with regard to the Property, and will cause a title insurance commitment to be issued with regard to the Property, at Buyer's expense On or before fifteen (15) days after the Effective Date (the "Title Objection Date"), Buyer will give notice to Seller of the existence of any title defect, lien, or encumbrance which Buyer finds unacceptable (such matters being "Defects" and each being a "Defect"). On or before the Title Objection Date, Buyer shall deliver to Seller a complete copy of the title commitment relating to the Property, including a copy of all plans and documents referred to therein, and an ALTA land title survey relating to the Property (collectively the "Title Information"). Notwithstanding the foregoing sentence to the contrary, an ALTA land title survey shall not be required to be submitted as part of the Title Information unless Buyer raises one (1) or more Defects which reasonably will require such a survey to define, locate, or remedy such Defects. If, by the Title Objection Date, Buyer does not give notice to Seller of any Defects, at the time of Settlement Buyer agrees to accept title to the Property subject to all matters of public record on the Effective Date. If, by the Title Objection Date, Buyer gives notice to Seller of one or more Defects, Seller shall, within ten (10) days after receiving such notice, give notice to Buyer that Seller will or will not attempt to cure such Defects to Buyer's reasonable satisfaction. If Seller elects not to attempt to cure the Defects, Buyer shall be entitled, by giving notice to Seller within

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five (5) days after receiving such notice from Seller, to terminate this
Agreement and have the Deposit returned to it. If Seller elects to attempt to cure the Defects, but at the time of Settlement the Defects have not been cured, Buyer's sole option shall be either to (i) terminate this Agreement and receive back the Deposit or (ii) complete Settlement and accept title to the Property subject to the uncured Defects, without an abatement of the Purchase Price except as may be necessary to assure Seller's compliance with subparagraph (a) above.

     5.   Representations and Warranties.
          ------------------------------

          (a) Seller, to induce Buyer to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Buyer as follows:

               (i) To the best of Seller's knowledge, the current zoning classification of the Property is "I-1".

               (ii) There are no management, employment, service, equipment, supply, maintenance, water, sewer, or other utility or concession agreements or agreements with municipalities (including improvement or development escrows or bonds) with respect to or affecting the Property which will burden the Property or Buyer after Settlement, except for instruments of record and those agreements, if any, listed on Exhibit "B" attached hereto (the "Surviving Agreements").

               (iii) There are no existing leases, whether oral or written, affecting the Property except the lease described on the Schedule of Lease Documents attached hereto as Exhibit "C" (the "Lease"). To the best of Seller's knowledge, the Lease is valid and subsisting and in full force and effect.

               (iv) No brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease, except as set forth in Exhibit "D" hereto, if any.

               (v) Seller is a duly existing limited partnership and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated.

               (vi) Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the sale, constitutes or will constitute a violation or breach of the limited partnership agreement of Seller, or of any agreement or judicial order to which Seller is a party or to which Seller is subject.

               (vii) There are no proceedings pending or, to the best of Seller's knowledge, threatened by or against Seller in bankruptcy, insolvency or reorganization in any state or federal court.

               (viii) To the best of Seller's knowledge, based solely on and except as set forth in the Phase I Environmental Site Assessment by Law Engineering dated December 18, 1996, the Addendum to Phase I Environmental Site Assessment by Law Engineering dated April 25, 1997, Revised Addendum to Phase I Environmental Site Assessment by Law Engineering dated

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May 9,1997, Addendum II to Phase I Environmental Site Assessment by Law
Engineering dated May 12, 1997, Addendum III to Phase I Environmental Site Assessment by Law Engineering dated May 12, 1997, and Limited Phase II Environmental Site Assessment by Law Engineering dated October 8, 1997, copies of which will be provided to Buyer within two (2) days of the Effective Date:
(i) there has been no disposal, burial or placement of toxic or hazardous waste, debris or other foreign material on or about the Property, (ii) the Property is not in violation of any of the applicable requirements of law in connection with the disposal, storage, treatment, generation, processing and other handling of waste and the emission or discharge of any effluent, contaminants, pollution or other materials; and (iii) there are no above ground or below ground storage tanks on the Property. During the Due Diligence Period, as hereinafter provided, Buyer shall have the right to have the Property inspected for any hazardous substances and to satisfy itself with regard to the environmental conditions of the Property. Buyer agrees to deliver to Seller, at no cost to Seller, copies of all environmental tests and reports obtained by Buyer.

               (ix) As of the Effective Date, Seller has no present intent to amend or modify the Lease.

               (x) Seller has no knowledge that any of the Personal Property incorporated into the building located on the Property will fail to perform its normal operations on and after January 1, 2000, or will be interrupted, as the result of the passage from the year 1999 to the year 2000.

For the purpose of this Agreement, the phrase "to the best of Seller's knowledge" and any phrase or words of similar import shall be deemed to mean the actual knowledge of F. Bogue Wallin, Regional Vice President of Liberty Property Trust, the general partner of Seller, (the "Trust") without having made inquiry or investigation beyond such individual's actual knowledge on the date that Seller executes this Agreement. Each of the representations and warranties of Seller set forth above shall be deemed remade by Seller as of Settlement and shall survive Settlement for a period expiring on December 31, 1999.

          (b) Buyer, to induce Seller to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Seller as follows:

               (i) Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Buyer, nor the consummation of the purchase, constitutes or will constitute a violation or breach of the articles of incorporation or by-laws of Buyer, or of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

               (ii) There are no proceedings pending or, to the best of Buyer's knowledge, threatened, by or against Buyer in bankruptcy, insolvency or reorganization in any state or federal court.

               (iii) Buyer is duly formed, validly existing and in good standing under the laws of the State of Georgia. Buyer has duly authorized, executed and delivered this Agreement.

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Each of the representations and warranties of Buyer set forth above shall be deemed remade by Buyer as of Settlement and shall survive Settlement for a period expiring on December 31, 1999.

     6.   Conditions of Buyer's Obligations.  The obligation of Buyer
          ---------------------------------
under this Agreement to purchase the Property from Seller is subject to the satisfaction at Settlement of each of the following conditions (any one of which may be waived in whole or in part by Buyer at or prior to Settlement):

          (a) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of Settlement in all material respects as though such representations and warranties were made at and as of Settlement, except for changes therein consented to by Buyer or deemed consented to by Buyer under the terms of this Agreement. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed on its part prior to or as of Settlement.

          (b) Buyer shall have a period from the Effective Date through the date which is thirty (30) days thereafter (the "Due Diligence Period") to conduct due diligence investigations and analysis of the Property and all information pertaining to the Property. If Buyer determines that it does not desire to acquire the Property and notifies Seller by 5:00 p.m. on the last day of the Due Diligence Period of its election to terminate this Agreement, the Deposit and all accrued interest shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligation or liability on either of the parties hereto, except as otherwise specifically provided herein, and Buyer shall deliver promptly to Seller copies of all studies and reports relating to the Property obtained by Buyer.

          (c) If Buyer has not terminated this Agreement on or before the expiration of the Due Diligence Period, Seller shall deliver to Buyer, at or before Settlement a duly executed original of a certificate from the Tenant, substantially in the form attached hereto as Exhibit "E" ("Estoppel Certificate"). If, at or before Settlement, Seller has not delivered to Buyer the Estoppel Certificate, Buyer may terminate this Agreement by delivering notice of such termination to Seller and in such event the Deposit and all accrued interest shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligations or liability on either of the parties hereto, except as otherwise specifically provided herein.

          (d) Within two (2) business days after the Effective Date, Seller shall deliver to Buyer the items listed below (collectively, "Seller's Materials"). Buyer shall keep Seller's Materials and all information obtained by Buyer as part of its due diligence review of the Property ("Buyer's Materials") confidential and, except as may otherwise be required by law, shall not share any of the foregoing with anyone other than Buyer's directors, officers, employees, outside counsel, accounting firm and other professional consultants (all of whom are collectively referred to as the "Related Parties") who, in Buyer's judgment, need to know such information for evaluating a possible purchase of the Property. The Related Parties shall be informed by Buyer of the confidential nature of the Seller's Materials and the Buyer's Materials and shall be directed by Buyer to keep same in the strictest confidence. Buyer acknowledges that it has received, prior to the Effective Date, (i) a copy of the Lease and (ii) copies of any commission agreements relating to the Lease. Buyer shall be responsible for any breach of the obligations set forth in this subparagraph by Buyer or the Related Parties.

               (i) The latest as-built plans or surveys of the Property which are in Seller's possession;

               (ii) Copies of the latest environmental reports with respect to the Property which are in Seller's possession;

               (iii)  Copies of all Surviving Agreements;

               (iv) Copies of the latest title commitment or title policy with respect to the Property which are in Seller's possession;

               (v) A copy of the roof guarantee referred to in paragraph 42 of the lease to the extent that it is in Seller's possession; and

               (vi) Seller acknowledges that Purchaser may be required by the Securities and Exchange Commission to file audited financial statements for one to three years with regard to the Property. At no cost or liability to Seller, Seller shall (i) cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with access to Seller's books and records with respect to the ownership, management, maintenance, and operation of the Property for the applicable period, and permit them to copy the same, (ii) execute a form of "rep" letter in form and substance reasonably satisfactory to Seller, provided that the "rep" letter cannot expand the representations and warranties made by Seller as set forth in this Agreement, and (iii) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. Purchaser will pay the costs associated with any such audit.

          (e) At Settlement, Seller shall deliver to Buyer duly executed originals of the following:

               (i) A special warranty deed to the Real Property duly executed and acknowledged by Seller and in proper form for recording (the "Deed");

               (ii) A valid bill of sale for the Personal Property, if any, without warranties;

               (iii) A valid assignment of the Lease, duly executed and acknowledged, pursuant to which Seller shall assign to Buyer all of Seller's right, title and interest in and to the Lease and Buyer shall assume the obligations of Seller under the Lease. Such assignment shall include an indemnification from Seller to Buyer against liability for claims asserted against Buyer under the Lease for events occurring prior to Settlement and an indemnification from Buyer to Seller against liability for claims asserted against Seller for events occurring after Settlement;

               (iv)   A letter addressed to Tenant informing it of the sale;

               (v) A Nonforeign Person Certification in the form attached hereto as Exhibit "G", as required under Section 1445 of the Internal Revenue Code;

               (vi) An assignment in form and substance mutually satisfactory to Seller and Buyer, duly executed by Seller, assigning to Buyer all of Seller's right, title and interest in and to the Surviving Agreements, if any;

               (vii) An assignment and assumption of all leasing commissions duly executed and acknowledged in which Seller shall assign its obligation to pay all leasing commissions and Buyer shall assume the obligations of Seller therefor. Such assignment shall include an indemnification from Seller to Buyer against liability for claims asserted against Buyer for commissions due and payable prior to Settlement and an indemnification from Buyer to Seller against liability for claims asserted against Seller for commissions due and payable after Settlement.

               (viii) To the extent not previously made available to Buyer, originals of the following instruments (or copies if originals are unavailable):

                      (A)  the Lease;

                      (B)  the Estoppel Certificate; and

                      (C)  the Surviving Agreements;

               (ix) All keys and combinations to locks at the Property, to the extent in Seller's possession; and

               (x) An owner's affidavit as to mechanics' liens and possession in customary form reasonably acceptable to Buyer's title insurer; and

               (xi) Such other instruments as may be reasonably required by Buyer or the Title Company.

Unless all the foregoing conditions contained in this Section are satisfied within the time period specified, or if no time period is specified, prior to or at Settlement, Buyer or Seller may (i) extend the date for Settlement until such conditions are satisfied (not to exceed thirty [30] days), or (ii) terminate this Agreement and have the Deposit refunded to Buyer, or (iii) complete Settlement, in which event this Agreement shall be read as if such conditions no longer existed.

     7.   Possession. Possession of the Property shall be given to Buyer at
          ----------
Settlement, free of any leases except the Lease and free of other claims to or rights of possession except those of public record approved by Buyer pursuant to Paragraph 4 hereinabove, by delivery of the Deed. The Deed shall be prepared by Buyer at Buyer's expense and shall be submitted to Seller for Seller's approval prior to Settlement hereunder.

     8.   Apportionments; Taxes.
          ---------------------

          (a) Real estate taxes, minimum and additional rents from the Tenant under the Lease, the Surviving Agreements, all utilities, operating expenses and other apportionable income and expenses paid or payable by Seller shall be apportioned pro rata on a per diem basis as of Settlement. Taxes, and additional rent paid on account thereof, shall be apportioned based on the fiscal year of the taxing authority. Seller shall cause any and all public utilities serving the Property, to the extent such utilities bill Seller rather than the Tenant, to issue final bills to Seller on the basis of readings made as of Settlement and all such bills shall be paid by Seller. Each party shall separately reconcile with the Tenant the amounts paid or payable on account of operating expenses incurred by such party during its period of ownership in accordance with the terms of the Lease. If the tenant under the Lease (the "Tenant") object to reconciling separately with Seller for 1999 operating expenses with respect to Seller's period of ownership, Buyer and Seller agree to cooperate in a combined year-end reconciliation with Tenant in a manner reasonably acceptable to Buyer and Seller. Any amounts that may be due Seller as a result of such year-end reconciliation's shall be paid by Buyer to Seller promptly after Buyer collects such amounts from the Tenants. The provisions hereof shall survive Settlement under this Agreement.

          (b) Seller shall pay to Buyer all security deposits under the Lease, as well as any other funds paid to Seller by Tenant on account of additional rent items not yet due and payable by Seller, such as tax and insurance escrows.

          (c) All realty transfer taxes imposed on or in connection with this transaction shall be shared equally by Seller and Buyer.

          (d) Buyer agrees that if at Settlement any rents, charges or other arrearages with respect to any period prior to Settlement are due and owing from Tenant but are then unpaid (the "Arrearages"), Buyer will cooperate with Seller's efforts to collect such Arrearages. All payments received by Buyer after Settlement from Tenant owing Arrearages shall be applied first on account of current amounts due from Tenant and then to the Arrearages. Buyer further agrees to remit such collected Arrearages to Seller in a prompt and timely fashion. Any sums received by Seller from Tenant for periods after Settlement shall be remitted by Seller to Buyer in a prompt and timely fashion. The provisions hereof shall survive Settlement under this Agreement.

     9.   Condemnation.  Seller covenants and warrants that Seller has not
          ------------
heretofore received any notice of any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Property. If prior to Settlement any such proceeding is commenced or any change is made, or proposed to be made, to the current means of ingress and egress to the Property or to the roads or driveways adjoining the Property, or to change such ingress or egress or to change the grade thereof, Seller agrees to notify Buyer thereof. Buyer then shall have the right, at Buyer's option, to terminate this Agreement by giving written notice to Seller within five (5) days after receipt of such notice. If Buyer does not so terminate this Agreement, Buyer shall proceed to Settlement hereunder as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement; Seller shall assign to Buyer all of its right, title and interest in and to any compensation for such condemnation, and Seller shall not negotiate or settle any claims for compensation prior to Settlement without Buyer's participation. The provisions of this paragraph shall survive Settlement.

     10.  Default by Buyer.  If Buyer, without the right to do so and in
          ----------------
default of its obligations hereunder, fails to complete Settlement, the Deposit and all accrued interest shall be paid to Seller. Such payment of the Deposit and all accrued interest to Seller shall be deemed to be liquidated damages for Buyer's default and the receipt of same shall be Seller's exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer; provided, however, that the provisions of this Section shall not limit Seller's recourse against Buyer with respect to Buyer's indemnifications of Seller relating to Seller's Materials, Buyer's Materials and Buyer's Access Rights (defined below) set forth in this Agreement and any obligation of Buyer under this Agreement that requires performance after Settlement.

     11.  Default by Seller. If Seller, without the right to do so and in
          -----------------
default of its obligations hereunder, fails to complete Settlement, the Deposit and all accrued interest shall be returned to Buyer or, at Buyer's election, Buyer may exercise the remedy of specific performance to cause Seller to convey to Buyer title to the Real Property.

     12.  Risk of Loss. Seller shall bear the risk of all loss or damage to the
          ------------
Property from all causes except acts of Buyer until Settlement. Seller represents that it has, and will maintain pending Settlement, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property, if any. If at any time prior to Settlement any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall give notice thereof to Buyer, but such damage or destruction shall not affect the obligations of the parties under this Agreement or delay Settlement. In the event of such damage or destruction, then, at Settlement, all unpaid claims and rights in connection with any such losses shall be assigned to Buyer at Settlement and the Purchase Price shall not be affected.

     13.  Brokerage.  Buyer represents and warrants to Seller and Seller
          ---------
represents and warrants to Buyer that each dealt with no broker, agent, finder or other intermediary in connection with this sale and purchase. Seller agrees to indemnify, defend and hold Buyer harmless from and against any broker's claim arising from any breach by Seller of Seller's representation and warranty in this paragraph. Buyer agrees to indemnify, defend and hold Seller harmless from and against any broker's claim arising from any breach by Buyer of Buyer's representation and warranty in this paragraph. The foregoing indemnification obligations of Seller and Buyer shall survive Settlement.

     14.  Operation of the Property Prior to Settlement.  Prior to Settlement:
          ---------------------------------------------

          (a) The Property shall be operated, managed and maintained in its present condition, reasonable wear and tear excepted.

          (b) At reasonable times following reasonable notice, Buyer, its accountants, architects, attorneys, engineers, contractors and other representatives shall be afforded reasonable access as follows (collectively, "Buyer's Access Rights"):

               (i) to the Property to inspect, measure, appraise, test and make surveys of the Property; provided, however, that Buyer shall be obligated to obtain Seller's prior approval for the performance of any invasive or intrusive environmental testing, such approval not to be unreasonably withheld or delayed if same is recommended by Buyer's environmental engineer and Buyer's written request to Seller therefor is accompanied by a summary of the proposed scope of work; and

               (ii) to the records and files relating to the Property, and at Buyer's expense, to make copies of such records and files; provided, however, that Buyer shall return all copies of such records and files if Settlement does not occur under this Agreement.

Buyer shall not interfere unreasonably with the operation of the Property and shall coordinate all of Buyer's activities under this Section with Seller to minimize possible interference with the Property or its operation. Buyer shall restore any area on the Property disturbed in the course of Buyer's testing to the conditions existing prior to any tests conducted by Buyer. Prior to making any entry upon the Property, Buyer will deliver to Seller an insurance certificate naming Seller as the certificate holder, evidencing a minimum of $5,000,000.00 of comprehensive general liability insurance and naming Seller as additional insured thereunder. Such certificate shall state that the insurance coverage may not be canceled or modified except upon thirty (30) days' prior written notice to Seller. Buyer agrees to indemnify, defend, and hold Seller harmless from and against any claim made against Seller as a result of any entry upon the Property and any activities conducted thereon by Buyer or on behalf of Buyer. The foregoing indemnification obligation of Buyer shall survive Settlement and shall survive any termination of this Agreement.

          (c) Seller shall comply with all material obligations of landlord under the Lease and all other agreements and contractual arrangements affecting the Property by which Seller is bound.

          (d) Seller shall notify Buyer of Seller's receipt of any notice from any party alleging that Seller is in default of its obligations under the Lease or any permit or agreement affecting the Property, or any portion or portions thereof.

          (e) Except with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed (and which shall be deemed granted in the event Buyer fails to approve or disapprove same within five (5) business days after receipt thereof), no contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Settlement without charge, cost, penalty or premium.

          (f) Seller shall notify Buyer at least two (2) business days before the end of the Due Diligence Period of any amendments, extensions, terminations, or assignments or subleases to which Seller consents, relating to the Lease (collectively, "Lease Modification"). From and after the expiration of the Due Diligence Period without termination of this Agreement, except with the prior written approval of Buyer, Seller shall not enter into any new leases for any portion of the Property nor any Lease Modification. If Seller submits a proposed lease or Lease Modification to Buyer for its approval, Buyer shall have three (3) days from the date of its receipt of such proposed lease or Lease Modification to grant or deny its approval by notice to Seller. If Buyer denies approval, Buyer shall state in the notice its grounds for denial. If Buyer does not deliver a notice to Seller within such three (3) day period, Buyer shall be deemed to have approved the new lease or Lease Modification as submitted. If Buyer denies approval of any proposed lease or Lease Modification, and Seller enters into such lease or Lease Modification, Buyer may terminate this Agreement, in which event Buyer shall be entitled to a refund of the Deposit. At the time of Settlement, with regard to any new lease or Lease Modification approved or deemed approved by Buyer, in addition to the Purchase Price, Buyer shall pay to Seller the brokerage commissions and tenant improvement costs incurred by Seller in connection with such approved lease or Lease Modification and shall be responsible for paying any such commissions and costs that are outstanding as of Settlement. Any commission due as a result of an extension, renewal or expansion commencing after Settlement shall be Buyer's responsibility.

     15.  Notice.   All notices, requests and other communications under this
          ------
Agreement shall be in writing and shall be delivered (i) in person, (ii) by registered or certified mail, return receipt requested, (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by facsimile provided a copy is sent concurrently by one of the methods described in (i), (ii) or (iii) above, addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

          If intended for Seller:

          Liberty Property Limited Partnership
          65 Valley Stream Parkway
          Great Valley Corporate Center
          Malvern, PA  19355
          Attn:  Howard W. Buzzard, Vice President
          Fax:   (610) 644-4129

          with a copy to:

          Liberty Property Limited Partnership
          65 Valley Stream Parkway
          Great Valley Corporate Center
          Malvern,  PA  19355
          Attn:  Anne E. Sheppard
          Fax:   610-644-2175

          and a copy to:

          Haynsworth, Marion, McKay & Guerard, L.L.P.
          75 Beattie Place
          #2 Insignia Financial Plaza, 11th Floor
          Greenville, SC  29601
          Attn:  Anne S. Ellefson
          Fax:   (864) 240-3300

          If intended for Buyer:

          Wells Capital, Inc.
          3885 Holcomb Bridge Road
          Atlanta, GA 390092
          Attn:  Michael C. Berndt
          Fax: (770) 840-7224

          with a copy to:

          O'Callaghan & Stumm
          127 Peachtree ST., NE, Suite 1330
          Atlanta, GA 30303
          Attn:  William O'Callaghan, Jr.
          Fax: (404) 522-3080

          All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only upon receipt by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

     16.  Non-Disclosure.  Neither party shall make public disclosure with
          --------------
respect to this transaction before the Closing except:

          (a) as may be required by law, including without limitation disclosure required under securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration made by the Trust as the issuer of publicly traded securities; and

          (b) to such lenders, attorneys, accountants, partners, directors, officers, employees and representatives of either party or of such party's advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

          (c)  to present or prospective sources of financing.

     17.  "As Is" Sale and Release.
          ------------------------

          (a) Buyer hereby represents and warrants to Seller that, except as otherwise expressly set forth in this Agreement, Buyer has not entered into this Agreement based upon any representation, warranty, statement or expression of opinion by Seller or any person or entity acting or allegedly acting for or on behalf of Seller with respect to Seller, the Property or the "Condition of the Property" (as hereinafter defined). Buyer acknowledges and agrees that, except for the covenants, representations and warranties of Seller expressly contained in this Agreement, the Property shall be sold and conveyed (and accepted by Buyer at Settlement) AS IS, WHERE IS, WITH ALL DEFECTS AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATION OR

WARRANTY WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW. Except as expressly otherwise provided in this Agreement, Seller makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the Property, including, without limitation, representation, warranty or covenant as to title, survey conditions, use of the Property for Buyer's intended use, the condition of the Property, past or present use, development, investment potential, tax ramifications or consequences, compliance with law, present or future zoning, the presence or absence of hazardous substances, the availability of utilities, access to public road, habitability, merchantability, fitness or suitability for any purpose, or any other matter with respect to the Property (collectively, the "Condition of the Property"), all of which are, except as otherwise expressly provided in this Agreement, hereby expressly disclaimed by Seller. Except as otherwise expressly provided in this Agreement, Buyer acknowledges that Seller has made no representation, warranty or covenant as to the Condition of the Property or compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances including, without limitation, those pertaining to construction, building and health codes, land use, zoning, hazardous substances or toxic wastes or substances, pollutants, contaminants, or other environmental matters. Buyer shall reconfirm the aforesaid acknowledgments in writing as of the date of Settlement.

          (b) Buyer further represents and warrants that Buyer has knowledge and expertise in financial and business matters that enable Buyer to evaluate the merits and risks of the transaction contemplated by this Agreement and that Buyer is not in any disparate bargaining position. Buyer acknowledges and agrees that it has been given or will be given before the end of the Due Diligence Period, full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without, limitation the Condition of the Property.

          (c) The provisions of this Section shall survive Settlement and the delivery of the Deed or any expiration or termination of this Agreement without limitation as to time.

     18.  Like Kind Exchanges.  Buyer or Seller may elect to exchange the
          -------------------
Property for other real estate of a like kind in accordance with Section 1031 of the Internal Revenue Code of 1986 as amended (the "Code"). To the extent possible, the provisions of this Section shall be interpreted consistently with this intent. To exercise any rights under this Section, the party electing to exchange the Property shall provide the other with a written statement stating its intent to enter into an exchange at least five days prior to Settlement. Either party's election to exchange, rather than sell or buy, the Property for other real estate of a like kind shall be at no cost or liability to the other.

     19.  Limited Liability.  Neither the holders of beneficial interests nor
          -----------------
the trustees, officers, employees or agents of the Trust shall be liable under this Agreement and all parties hereto shall look solely to the Trust assets for the payment of any claim or for the performance of any obligation of the Trust as a general partner of Seller or otherwise.

     20.  Miscellaneous.
          -------------

          (a) Except as otherwise specifically provided in this Agreement, all representations and warranties contained in this Agreement shall terminate at Settlement.

          (b) All times specified in this Agreement shall be of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday on which financial institutions or post offices are generally closed in the state in which the Property is located.

          (c) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

          (d) Formal tender of an executed deed and purchase money is hereby waived.

          (e) Buyer shall have no right to assign this Agreement without the prior written consent of Seller except to an affiliate of Buyer provided said assignee assumes all obligations of Buyer under this Agreement and all such obligations are performed. Notwithstanding the foregoing, Buyer shall remain liable for its obligations under the terms of this Agreement.

          (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and, to the extent herein permitted, assigns.

          (g) This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase.
This Agreement shall not be altered, amended, changed or modified except in writing executed by the parties hereto.

          (h) This Agreement shall be construed in accordance with the laws of the state in which the Property is located.

          (i) Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

          (j) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one original Agreement.

     IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of the day and year first written above.


Date: April, 16, 1999                   SELLER:

                                        LIBERTY PROPERTY LIMITED PARTNERSHIP
                                        A Pennsylvania limited partnership

                                        By:   Liberty Property Trust
                                              Sole General Partner

                                        By: /s/ Michael T. Hagan
                                            ------------------------------------
                                            Name:  Michael T. Hagan
                                            Title: Senior Vice President

                                        By: /s/ Willard G. Rouse, III
                                            ------------------------------------
                                            Name:  Willard G. Rouse, III
                                            Title: Chairman and Chief
                                                   Executive Officer

Date: April 13, 1999                    BUYER:

                                        WELLS CAPITAL, INC.
                                        A Georgia corporation


                                        By: /s/ Leo F. Wells, III
                                            ------------------------------------
                                            Name:  Leo F. Wells, III
                                            Title: President

Attest: /s/ Brian M. Conlon
        -----------------------
Name:   Brian M. Conlon
Title:  Secretary

Escrow Agent hereby joins in the execution of this Agreement for the purposes of acknowledging receipt of the Deposit and agreeing to hold such Deposit in accordance with the terms of this Agreement.


Date: April 19, 1999                       HAYNSWORTH, MARION, MCKAY
                                           & GUERARD, L.L.P.

                                           By: /s/ Anne S. Ellefson
                                               ---------------------------------
                                               Name:  Anne S. Ellefson
                                               Title: Partner

                                 EXHIBIT "A"

                               LEGAL DESCRIPTION



All that piece, parcel or tract of land, containing 11.94 acres, more or less, situate, lying and being on the southern side of Southchase Boulevard, in the County of Greenville, State of South Carolina, as shown on a plat entitled "ALTA/ACSM LAND TITLE SURVEY FOR SOUTHCHASE DEVELOPMENT CORPORATION TO MFM REALTY LIMITED PARTNERSHIP" dated April 6, 1990, revised December 12, 1996, prepared by the Piedmont Group, and recorded in the RMC Office for Greenville County, South Carolina, in Plat Book 35C at page 79A & B, reference to which plat is hereby craved for a more complete metes and bounds description thereof.

                                  EXHIBIT "B"

                              SURVIVING AGREEMENTS


None.

                                 EXHIBIT "C"

                          SCHEDULE OF LEASE DOCUMENTS
                             111 SOUTHCHASE BLVD.
                          GREENVILLE, SOUTH CAROLINA


Eybl Cartex, Inc.                Lease dated February 2, 1998 Memorandum of
                                 lease Agreement, dated February 13, 1998 First
                                 Amendment to Lease, dated July 24, 1998 Second
                                 Amendment to Lease, dated November 4, 1998

                                 EXHIBIT "D "

                        SCHEDULE OF BROKERAGE AND LEASE
                              COMMISSIONS PAYABLE
                             111 SOUTHCHASE BLVD.
                          GREENVILLE, SOUTH CAROLINA

The McNamara Company, Inc.       Lease Commission Agreement, dated
                                 February 12, 1998

                                 EXHIBIT "E"

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

     Please refer to the documents described in Exhibit A hereto, (the "Lease Documents") including the "Lease" therein described. The undersigned (the "Tenant"), hereby certifies that it is the lessee under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the demised premises under the Lease are located, and certifies both to the landlord under the lease (the "Landlord") and to any and all prospective purchasers (the "Purchasers") and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time to time of such notes or other instruments, and their respective successors and assigns (collectively the "Mortgagees") that as of the date hereof:

     1.   The information set forth in Exhibit A hereto is true and correct;

     2. Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

     3. All material conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents;

     5. Tenant has not paid any rents or sums due under the Lease more than thirty (30) days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit A hereto;

     6. To Tenant's knowledge, there are no uncured defaults on the part of the Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord, and there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

     7. Except as expressly set forth in Part G of Exhibit A, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

     8. No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

     9. Tenant covenants and agrees that it has not dealt with any agents or brokers in such a way as to cause any brokerage commissions to be due and payable with respect to the Lease, except McNamara Co., Inc.

     10. Tenant has not assigned all or any part of its interest in and to the Lease as security or otherwise and has not subleased all or any part of the premises leased by Tenant under the Lease except as set forth in Exhibit "A" hereto.

     11. The undersigned has the authority to execute and deliver this Certificate on behalf of the Tenant and acknowledges that all Purchasers will rely on this estoppel certificate in purchasing the property and all Mortgagees will rely upon this estoppel certificate in extending credit to Landlord or Landlord's successors in interest; and

     12. This Tenant Estoppel Certificate shall be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

     IN WITNESS WHEREOF, Tenant has duly executed this Certificate this ________ day of _________________, 199__.


                                  _______________________________________
                                         (Name of Tenant)


                                  By: ___________________________________

                                  Name: _________________________________

                                  Title: ________________________________

                   EXHIBIT A TO TENANT ESTOPPEL CERTIFICATE

                Lease Documents, Lease Terms and Current Status
                -----------------------------------------------


A.  Date of Lease:

B.  Parties:

    1.   Landlord:

    2.   Tenant d/b/a:

C.  Premises known as:

D.  Modifications, Assignments, Supplements or Amendments to Lease:

E.  Commencement Date:

F.  Expiration of Current Term:

G. Rights to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H.  Security Deposit Paid to Landlord:  $

I.  Current Fixed Minimum Rent (Annualized):  $

J.  Current Additional Rent (and if applicable, Percentage Rent) (Annualized): $

K.  Current Total Rent:  $

L.  Square Feet Demised:

M.  Collateral Assignments and Security Interests granted:

                                  EXHIBIT "F"

                        NONFOREIGN PERSON CERTIFICATION


     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Liberty Property Limited Partnership ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations);

     2. The correct U.S. taxpayer identification number for Transferor is 23-2766549; and

     3.   The correct office address for Transferor is:

          65 Valley Stream Parkway
          Malvern, PA 19355


     Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.


                                   LIBERTY PROPERTY LIMITED PARTNERSHIP

                                   By:   Liberty Property Trust, General Partner

                                   By:_______________________________________
                                         Name: ______________________________
                                         Title: Senior Vice President


                                   Date:_____________________________________